           FIRST AMENDMENT TO ACQUISITION AND PARTICIPATION AGREEMENT


         THIS FIRST AMENDMENT is made and entered into effective this 12th day of October, 2000, by and between MRD GAMING, LLC, a California limited liability company, 600 Whitney Ranch Drive, C-15, Henderson, NV 89014 ("MRD"); and LAKES GAMING AND RESORTS, LLC, a Minnesota limited liability company, 130 Cheshire Lane, Minnetonka, MN 55305 ("Lakes").

                                    RECITALS:

         WHEREAS, MRD and Lakes are parties to that certain Acquisition and Participation Agreement made August 7, 2000, providing for certain transactions including, but not limited to, MRD's purchase of all of the membership interests in Pacific Cost Gaming - Santa Rosa, L.L.C. and Pacific Coast Gaming - Corning, L.L.C. from United Gaming Holding Co., L.L.C. (the "Acquisition Agreement");

         WHEREAS, MRD has filed with the California Secretary of State a form of Articles of Conversion intended to change the state of MRD's organization from Nevada to California; and

         WHEREAS, Lakes and MRD desire to amend the terms of the Acquisition Agreement as provided herein, primarily to reflect certain changes in the terms of the Franklin Buy-out described therein, which has not yet occurred, as set forth in a written Membership Purchase Agreement among United Gaming Holding Co., L.L.C., certain of its affiliates and MRD, dated September 21, 2000;

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and the mutual benefits to be gained by the performance hereof, the parties hereto agree to amend the Acquisition Agreement as follows:

         Status of MRD and Identification of Tribes - Throughout the Acquisition Agreement, all references to MRD's status as a "Nevada limited liability company" are hereby changed to read "California limited liability company". The last sentence of Section A of the Preliminary Statement and Certain Definitions is hereby deleted in its entirety. - Throughout the Acquisition Agreement, each reference to the "Paskenta Tribe" shall mean the Paskenta Band of Nomlaki Indians, located in Corning, California; and each reference to the "Cloverdale Tribe" shall mean the Cloverdale Rancheria of Pomo Indians, located in Cloverdale, California, which is near Santa Rosa, California.

         Section C - The first sentence of Section C of the Preliminary Statement and Certain Definitions is hereby amended to read as follows:

                  United Gaming Holding Co., L.L.C. is a Maryland limited liability company ("United"), which is owned and controlled by FCG Gaming Enterprise, L.L.C., a Maryland limited liability company that is owned and controlled by both Franklin Capital Advisors Limited Partnership, a Maryland limited partnership, and Franklin Capital G.P. Corp., a Maryland corporation (collectively, except for

         United, "Franklin").

                  The last sentence of the same Section C is hereby amended to read as follows:

         Prior to the date of this Agreement, United has provided funds in the amount of $1,115,737 to the Project Companies for development of the Projects pursuant to the Project Contracts (the "Advanced Funds").

         Section D - The first sentence of Section D of the Preliminary Statement and Certain Definitions is hereby amended to read as follows:

                  Lakes and MRD have negotiated certain conditions under which Lakes will provide certain financing for the Projects in the form of loans to MRD and the Project Companies contemporaneous with and after the acquisition by MRD of United's membership interests in the Project Companies.

         Section 1 - Section 1 is hereby deleted in its entirety and replaced with the following:

                  ACQUISITION OF PROJECT COMPANIES, DEVELOPMENT RIGHTS, PROJECT CONTRACTS AND OTHER ASSETS. As an express condition of any lending under this Agreement, except for temporary funding to be provided by Lakes under Section 17, Lakes requires MRD to purchase from United 100% of the equity interests in the Project Companies (the "Franklin Buy-out"), subject to the condition that the Project Companies shall then hold all of the Project Assets not already held by MRD (including without limitation those acquired from Michels), pursuant to the Membership Purchase Agreement, dated September 21, 2000, among MRD, United, Franklin and the Project Companies (the "the Membership Purchase Agreement"), which is attached hereto (including its Exhibits) as Exhibit A, is hereby represented by MRD to be true and complete, and contains the terms and conditions of the Franklin Buy-out (the "Buy-out Terms"). The Buy-out Terms include the payment by MRD of $200,000 to United in exchange for United's transfer of its membership interests in the Project Companies to MRD. The amounts to be loaned by Lakes to MRD pursuant to Section 17 (and evidenced by that certain promissory note dated August 8, 2000 and issued to Lakes by MRD in the maximum principal amount of $1,000,000 (the "MRD Interim Note")) shall be loaned by MRD to the Project Companies (the "Interim Amounts") for the purposes set forth in Section 17. As part of the closing of the Franklin Buy-out, Lakes will also loan to the Project Companies an amount equal to the Advanced Funds (the "Advanced Funds Loan"), which shall be used by the Project Companies to repay the Advanced Funds loaned to the Project Companies by United. Pursuant to the Membership Purchase Agreement, MRD and United have agreed to execute a consulting agreement that documents the ongoing consulting arrangement between them (the "Consulting Agreement"), a copy of which has been delivered to Lakes as part of Exhibit A and is represented by MRD to be true



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


         and complete. In consideration of services rendered by United to MRD under the Consulting Agreement, MRD will: (a) issue to United a contingent promissory note in the principal amount of $2,000,000 (the "United Consulting Note"), which will be payable, if at all, at the times set forth in the United Consulting Note; and (b) pay to United an additional contingent fee described in the Consulting Agreement and relating to the Paskenta Project. MRD acknowledges and agrees that it shall not agree or consent to any modifications to the Membership Purchase Agreement, the Consulting Agreement, the United Consulting Note or any other documents, agreements or instruments with or in favor of United or Franklin and related to the transactions contemplated thereby without the prior written consent of Lakes, which consent will not be unreasonably withheld.

                  When MRD purchases the equity interests in the Project Companies in the Franklin Buy-out, and when a portion of such interests are thereafter assigned by MRD to Lakes (or its subsidiaries) hereunder, such interests shall be free and clear of all liens and encumbrances; the Project Assets then held by the Project Companies shall also be free and clear of all liens and encumbrances, and the Project Companies shall not have any debts or other liabilities or obligations, except for (a) their obligations to repay the Advanced Funds loaned to them by United, (b) any loans and funding commitments owed to the Tribes under the Project Contracts and (c) their debts to MRD under the Project Interim Notes defined in the following paragraph. The parties acknowledge that the warranties, representations, and covenants of indemnification given by Franklin to MRD under the Membership Purchase Agreement are incomplete, because it was not appropriate for Franklin to make representations with respect to matters controlled by or known only to MRD or Matthew R. Daly and, therefore, MRD hereby makes the additional representations and warranties set forth in Supplement 1 attached to this Agreement. MRD also represents and warrants to Lakes that Exhibit B attached hereto contains a complete listing of all written (and a written summary of any oral) Project Contracts and no others exist except as described therein.

                  Before the closing of the Franklin Buy-out, MRD shall have caused the Project Companies to issue to MRD promissory notes in the form attached hereto as Exhibit N, pursuant to which each of the Project Companies have agreed to repay its share of the Interim Amounts loaned to the Project Companies by MRD, with interest as provided in
         Section 5 (the "Project Interim Notes"). To facilitate the Franklin Buy-out, and subject to the closing thereof, Lakes hereby agrees to lend to MRD (a) $200,000, which shall be used by MRD only to purchase United's membership interests in the Project Companies (the "Purchase Loan"); and (b) upon MRD's request, up to 50% of any amounts due from MRD to United under the United Consulting Note (excluding the Lakes Consulting Note Payments to be paid by Lakes as the other 50% of such amounts pursuant to the next paragraph of this Section 1), in the event and to the extent that (i) MRD is required to make any such payment under the United Consulting Note, and (ii)



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



         MRD's share of Net Cash Flows (as defined in Section 9) distributed to MRD on or prior to the date thereof are insufficient to permit MRD to make such payment when due (the "Consulting Loan Commitment"). If MRD obtains any advances from Lakes pursuant to the Consulting Loan Commitment (the "Consulting Loan"), such funds may only be used by MRD to make payments to United pursuant to the United Consulting Note. Lakes shall have the right at its option to make any advance under the Consulting Loan Commitment directly to United together with the Lakes Consulting Note Payment. The Purchase Loan and any Consulting Loan amounts advanced to MRD under the Consulting Loan Commitment shall be referred to collectively as the "MRD Loans." The net amount of the MRD Loans, after the release given MRD by Lakes pursuant to Section 7(a), shall not exceed $1,100,000, plus any loan made by Lakes to MRD to pay MRD's share of any interest accrued and paid to United on the unpaid balance of the United Consulting Note. The MRD Loans shall be subject to the terms and conditions set forth in Section 4.

                  As part of the closing of the Franklin Buy-out: (a) Lakes shall make the Purchase Loan to MRD; (b) Lakes shall deliver a written guaranty in favor of United (in the form attached as an Exhibit to the Membership Purchase Agreement) whereby Lakes Gaming, Inc., the sole owner of Lakes, will guaranty MRD's payment of the United Consulting Note to United; (c) Lakes shall make the $1,115,737 Advanced Funds Loan to the Project Companies, which amount MRD shall cause the Project Companies to pay to United in satisfaction of the Project Companies' obligations to repay the Advanced Funds; and (d) subject to such closing and MRD's assignment of an interest in each of the Project Companies to Lakes pursuant to Section 7, Lakes hereby agrees to (i) pay to United 50% of each of MRD's payments due under the United Consulting Note, if the United Consulting Note becomes due and payable (the "Lakes Consulting Note Payments"); and (ii) defend, indemnify and hold MRD harmless from and against all liability of MRD to United for payment of such 50%. The obligation of Lakes under the preceding clause
         (d) will be separate and apart from Lakes' obligation to lend MRD the other 50% due United under the United Consulting Note, pursuant to the Consulting Loan Commitment.

                  As part of the closing of the Franklin Buy-out, the following additional steps shall be taken: (a) the Project Companies shall issue to Lakes promissory notes in the form attached hereto as Exhibit O, pursuant to which each of the Project Companies will repay its share of the Advanced Funds Loan to Lakes; (b) the Project Interim Notes shall be assigned by MRD to Lakes in full satisfaction of MRD's obligations to Lakes under the MRD Interim Note; (c) MRD shall issue to Lakes a promissory note in the form attached hereto as Exhibit P, which shall evidence the Purchase Loan and any Consulting Loan advances included in the MRD Loans, and contain the terms and conditions required by the Purchase Loan, the Consulting Loan Commitment and Section 4; and (d) MRD shall execute and deliver to Lakes a written security agreement in the form attached hereto as


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


         Exhibit Q and a written pledge agreement in the form attached hereto as Exhibit R, each securing the MRD Loans and containing the terms and conditions required by Section 4. The Advanced Funds Loan and each loan evidenced by the Project Interim Notes (collectively, the "Project Companies Loan"), and the MRD Interim Note issued to Lakes by MRD before the Franklin Buy-out pursuant to Section 17, shall be subject to the terms and conditions set forth in Section 5, to the extent provided therein.

         Section 2 - The second sentence of Section 2 is hereby amended to read as follows:

                  This limit includes the Project Companies Loan, but excludes the MRD Loans.

         Section 4 - Throughout the Acquisition Agreement, all references to the "Cloverdale Premium Loan" shall be deleted and replaced with the phrase "MRD Loans". The third and fourth paragraphs of Section 4 are hereby deleted in their entirety and replaced with the following:

         Subject to the payment deferral provisions of the last paragraph of this Section 4, the first payment by MRD on the MRD Loans shall be due and shall be made no later than the 20th day of the first full month beginning after the month in which both of the following events have occurred: (a) MRD begins receiving its share of Net Cash Flows (as defined in Section 9) from the Project Company engaged in the Cloverdale Project; and (b) that share first exceeds the amount MRD is obligated to pay United on the United Consulting Note for that month, reduced by the amount Lakes is obligated to pay United on the United Consulting Note for that month pursuant to clause (d) of the third paragraph of Section 1, and continuing each month thereafter in which such conditions have been met.

         To secure MRD's obligation to repay the MRD Loans, MRD shall grant Lakes a first priority security interest in: (a) MRD's Overhead Fees (as defined in Section 10), (b) MRD's share of Net Cash Flows from the Project Companies, (c) all Project Assets, (d) MRD's equity interests in the Project Companies, and (e) any other assets hereafter acquired by MRD that relate to the Projects (collectively, the "MRD Permanent Collateral"); provided, however, that the security interest granted to Lakes with respect to MRD's share of Net Cash Flows (as defined in Section 9) from the Project Company engaged in the Paskenta Project may be subject to the first priority security interest granted by MRD to United in the form of the Security Agreement attached as an Exhibit to the Membership Purchase Agreement, which secures MRD's deferred fee obligation (other than the United Consulting Note) under Section 4(b) of the Consulting Agreement to pay United a certain fraction of any distributions paid to MRD with respect to the membership interest MRD will acquire and retain in the Project Company involved in the Paskenta Project. MRD shall have the right to prepay any and all amounts owed




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         to Lakes under the MRD Loans without premium or penalty.

                  Section 5 - Throughout the Acquisition Agreement, all references to the "Buy-out Reimbursement Loan" shall be deleted and replaced with the phrase "Project Companies Loan", except such reference in the fifth paragraph of Section 5 shall be replaced with the phrase "loan of Interim Amounts to MRD under Section 17". The second sentence of the first paragraph of Section 5 is hereby deleted in its entirety and replaced with the following two sentences:

                  After the Franklin Buy-out and as a condition to Lakes' obligation to make any Project Companies Loan, both Project Companies shall agree to be jointly and severally liable for repayment of the Project Companies Loan to Lakes and, in connection therewith, each of them shall execute and deliver to Lakes its written guaranty (in the form attached hereto as Exhibit S) of the other Project Company's obligations under the Project Companies Loan and the other Project Company's Project Development Loan. Interest on the Interim Amounts loaned to MRD and in turn to the Project Companies, and interest on the Project Companies Loan, shall accrue only on funds actually advanced by Lakes to MRD or the Project Companies, or by MRD to the Project Companies, as applicable, beginning when such funds are advanced.

                  The fourth paragraph of Section 5 is hereby deleted in its entirety. The phrase "after it is assumed" found in the first sentence of the sixth paragraph of Section 5 is hereby deleted in its entirety.

         Section 7 - Section 7 shall be deleted in its entirety and replaced with the following:

                  Upon completion of the Franklin Buy-out and in consideration of (a) Lakes' written release (in the form attached as Exhibit T) of MRD's obligation to repay one-half of the Purchase Loan; (b) Lakes' agreement herein to make each of the Lakes Consulting Note Payments to United; and to defend, indemnify and hold MRD harmless from and against all liability of MRD to United for payment of such amounts; (c) Lakes' Consulting Loan Commitment; (d) Lakes' agreement herein to make the Project Companies Loans and the Project Development Loans and (e) Lakes' future assistance in the planning, development and start-up of each Project, MRD shall assign to Lakes a 65% equity interest in the profits, losses and distributions of Net Cash Flows (as defined in Section 9) of each of the Project Companies (with the other rights set forth in Sections 8, 9 and 10). Upon completion of the Franklin Buy-out, MRD shall contribute its right, title and interest (if any) in any Project Assets not held by the Project Companies to the capital of the Project Company involved in the Project that relates to such Project Assets. MRD shall retain a 35% equity interest in the profits, losses and distributions of Net Cash Flows of each of the Project Companies (with the other rights set forth in Sections 8, 9, 10 and 12); and Lakes and MRD shall adopt the


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         Project Company Documents with respect to each Project Company pursuant to Section 6.

         Section 9 - The first sentence of Section 9 is hereby amended to read as follows:


                  For the consideration described in Section 7, Lakes shall receive a 65% interest in the profits, losses and distributions of Net Cash Flows (as defined below) of each Project Company.

                  The second paragraph of Section 9 is hereby deleted in its entirety and replaced by the following:

                  "Net Cash Flows" with respect to a Project Company shall mean the net sum of the following, as reasonably determined in good faith by the governing body of the Project Company: (a) gross variable and fixed lease fees (as defined in its Project Contracts) received by the Project Company; plus (b) loan payments and all other fees, amounts and payments received by the Project Company from the applicable Tribe under its Project Contract or otherwise with respect to its Project; plus (c) repayments received by the Project Company on any advances it made to the other Project Company in the form of payments to Lakes of amortized loan amounts due from the other Project Company to Lakes under the Project Companies Loan or a Project Development Loan; plus
         (d) any other cash revenues received by the Project Company without any obligation to repay; less (e) franchise fees, third party financing costs and other expenses paid to third parties; less (f) Overhead Fees paid as described in Section 10; less (g) Project Manager Costs paid as described in Section 11; less (h) payments of amortized amounts due Lakes on the Project Development Loan and that portion of the Project Companies Loan due Lakes from the Project Company; and less (i) repayments made by the Project Company on any advances it received from the other Project Company in the form of payments to Lakes of amortized loan amounts due from the Project Company to Lakes under the Project Companies Loan or a Project Development Loan. "Net Cash Flows" shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash expense allowances. Attached hereto as Exhibit H and hereby incorporated herein is an example showing the determination of Net Cash Flows for the first 12 months of the each Project.

         Section 10 - The second sentence of the third paragraph of Section 10 is hereby deleted in its entirety and replaced with the following two sentences:

                  If, during the second six (6) months after commencement of payment of Overhead Fees, Net Cash Flows are insufficient to pay all of the Overhead Fees in any given month, the aggregate amount of Overhead Fees payable to Lakes and



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         MRD by both of the Project Companies shall be limited to partial payments that are equal to the greater of $30,000 or the available Net Cash Flow from both Project Companies, with the remainder of the unpaid Overhead Fees for that month to be forfeited. If, at any time after such first twelve (12) months, Net Cash Flows from both of the Project Companies are insufficient to pay all of the Overhead Fees in any given month, the aggregate amount of Overhead Fees payable to Lakes and MRD by both of the Project Companies shall be limited to partial payments that are equal to the available Net Cash Flow from both Project Companies, with the remainder of the unpaid Overhead Fees for that month to be forfeited.

     * Section 13 - The title and the first two paragraphs of Section 13 are hereby deleted in their entirety and replaced with the following four paragraphs:

     * OUTSIDE FINANCING/GOVERNMENTAL APPROVALS/MATERIAL ADVERSE EVENTS. MRD shall exert its reasonable best efforts, and Lakes and MRD shall cooperate fully, to negotiate and secure third party debt financing for each of the Projects, (a) in such amounts as they may mutually agree in good faith are required; and (b) on such terms as they may mutually accept in good faith, which acceptance shall not be unreasonably withheld or conditioned or unduly delayed (the "Outside Financing"); provided, however, that neither Lakes nor MRD shall be required to guarantee any such Outside Financing.

     * The placement in trust of all land that is necessary for a Project, and also required by applicable law to be placed in trust, is hereinafter referred to as a "Trust Designation." MRD shall also exert its reasonable efforts to assist the Paskenta Tribe to complete its Trust Designation (the "Paskenta Trust Designation"); and with respect to both Projects, to obtain all necessary approvals (if any) of the NIGC, the BIA, the Tribes and the State of California with respect to such land, the Project Contracts, the Projects and their respective gaming compacts under California and federal laws, including without limitation a determination, if required under applicable law, that Class III Indian Gaming (as defined in IGRA) may be lawfully conducted pursuant to IGRA at (a) the proposed location of the Cloverdale Project's casino on land being leased from an individual member of the Cloverdale Tribe and subject to a Trust Designation, or (b) the proposed location of the Paskenta Project's casino on land to be subject to the Paskenta Trust Designation (collectively, the "Gaming Approvals").

     * During the period before all required Gaming Approvals (if any) are received by the Paskenta Tribe and the Paskenta Trust Designation is completed, Lakes shall not be required to advance under the Project Development Loan for the Paskenta Project more than the sum of (a) any Overhead Fees due MRD under this Agreement, and (b) up to $742,500 for expenses of the Project Company and advances to the Paskenta Tribe by the applicable Project Company pursuant to and for the purposes set forth in Section 8.8.13 of its Project Funding and Loan



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         Agreement, which is one of its Project Contracts. During the period before all required Gaming Approvals (if any) are received by the Cloverdale Tribe, the Cloverdale Tribe's compact is adopted and approved under applicable laws, and a Trust Designation is completed for any additional land to be acquired by the Cloverdale Tribe and necessary for the Cloverdale Project (to the extent that a Trust Designation is required by applicable law for such land), Lakes shall not be required to advance under the Project Development Loan for the Cloverdale Project more than the sum of (a) any Overhead Fees due MRD under this Agreement, (b) up to $700,000 to be used by the Cloverdale Project Company to make advances to the Cloverdale Tribe (under the Project Funding and Loan Agreement) for acquisition of additional land for the Cloverdale Project, and (c) up to $1,310,000 for expenses of the Project Company and additional loan advances to the Cloverdale Tribe for Cloverdale Project expenses, in the amounts specifically listed on Exhibit U attached hereto; provided, however, that $750,000 of such $1,310,000 is contingent upon Gaming Approvals as described in such Exhibit U.

     * With respect to either of the Projects, Lakes shall have the option, in its sole discretion, to cease further funding of that Project, cause the liquidation of the Project Company responsible for that Project, accelerate payment of the Project Companies Loans, the Project Development Loan and any of the MRD Loans applicable to that Project if any of the following events occurs with respect to that Project: (a) any Gaming Approval required by applicable law for the Paskenta Project shall not have been received by the Paskenta Tribe by May 1, 2001; (b) the Paskenta Trust Designation shall not have been completed by May 1, 2001, and Lakes shall have determined (in its sole discretion) that the Paskenta Trust Designation is not reasonably expected to be completed within a short time thereafter on terms reasonably acceptable to Lakes;
         (c) any Gaming Approval required by applicable law for the Cloverdale Project shall not have been received by the Cloverdale Tribe by December 31, 2001; (d) a Trust Designation shall not have been completed by December 31, 2001, for any additional land that is to be acquired by the Cloverdale Tribe, is necessary for the Cloverdale Project and is required by applicable law to be subject to a Trust Designation; (e) a legally binding commitment for Outside Financing, subject only to conditions mutually acceptable to Lakes and MRD (as provided above), is not obtained on the terms specified above for the Project within six (6) months after the later of (i) the completion of all Trust Designations required by applicable law for land necessary for the Project, and (ii) the Tribe's receipt of all Gaming Approvals required by applicable law for the Project; (f) any such commitment for Outside Financing has been obtained, but is terminated for any reason other than a Lakes Default (as defined in Section 19), before the permanent Project casino is substantially completed and equipped, unless substitute Outside Financing is obtained before any material Project Company default occurs under the Project Contracts and is not waived by the Tribe; (g) the Tribe terminates any of its Project Contracts, or fails or refuses to perform any material obligation thereunder, for any reason other




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


         than a Lakes Default (as defined in Section 19), with the result that the Project is no longer commercially feasible for the applicable Project Company; or (h) the Project's temporary casino is not opened for public gaming by December 31, 2001. If Lakes elects to liquidate a Project Company and accelerate the related portion of the MRD Loans and other loans as provided in this paragraph, Lakes agrees that it shall not have the right to foreclose on MRD's membership interest in such Project Company during or subsequent to the process of such liquidation unless an MRD Event of Default (other than any failure to repay such portion of the MRD Loans, or any other MRD Event of Default that occurs as a direct result of such election) has already occurred or occurs during or subsequent to that process.

     * Section 14 - The reference to "August 31, 2000" found in Section 14 is hereby deleted and replaced with "September 29, 2000".

     * Section 16 - The first sentence of Section 16 is hereby deleted in its entirety and replaced with the following:

     * MRD represents and warrants to Lakes that the statements contained in this Section 16 are correct as of the date of this Agreement and will be correct and complete as of the date on which MRD acquires United's membership interests in the Project Companies (the "Closing Date"), as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 16, except as otherwise set forth in the disclosure schedule delivered by MRD to Lakes on the date hereof and attached hereto (the "MRD Disclosure Schedule").

     *   Section 16(a) - The reference to the "State of Nevada" contained in
Section 16(a) is hereby deleted and replaced with the phrase "State of California".

     * Section 17 - The references to "August 31, 2000," found in Section 17 are hereby deleted and replaced with the date "September 29, 2000". In clause
(c) of the first paragraph of Section 17, the parenthetical phrase "(except for money to be paid to Franklin for the Cloverdale Premium and for reimbursement of Franklin's costs)" is hereby deleted and replaced with the parenthetical phrase "(except for money to be paid to United upon or after the Franklin Buy-out)":

     * Amendment - Except as expressly amended hereby, the Acquisition Agreement shall continue in full force and effect.

                  Counterparts - This First Amendment may be executed in one or more counterparts, each of which shall be deemed part of the original document, but all of which shall constitute one and the same instrument.

                                                [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

MRD GAMING, LLC                             LAKES GAMING AND RESORTS, LLC,



By: /s/ Matthew R. Daly                         By: /s/ Timothy J. Cope
   -------------------------                       ----------------------------
      Its: Manager                                   Its:CFO
          --------                                       ---

























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


                                  SUPPLEMENT 1
                   TO ACQUISITION AND PARTICIPATION AGREEMENT
                                  (AS AMENDED)

MRD hereby represents to Lakes that the representations and warranties (modified to substitute "the Buyer" (MRD) for "the Sellers" and/or "the Companies", and otherwise to the extent set forth below) made in the following numbered Sections of the Membership Purchase Agreement by the parties identified therein as "the Sellers" and/or "the Companies" are true, except as otherwise disclosed to Lakes by MRD in the Disclosure Schedule attached to this Supplement:

         Section 3.3 (Membership Interest), which is also modified to (a) delete the phrase "Subject to any claims Buyer and/or its members, managers, officers, employees or other affiliates (including relatives of any such persons, if individuals) may have in and to any of the Interests" and (b) to add, at the end of each sentence, the phrase "of which Buyer has Knowledge".

         Section 3.4 (No Liabilities, etc.), which is modified to read as follows: "Neither Buyer nor any of its agents (excluding the Sellers), including without limitation Buyer's managers, members, officers and employees, has taken any action, directly or indirectly whether on their own behalf or on behalf of the Companies or the Sellers, under which the Companies have incurred any commitment, entered into any contract or incurred any liability, except as disclosed in Exhibit O hereto."

         Section 3.5 (Proceedings), which is also modified to (a) delete the exceptions reading "Except as may already known to Buyer" and (b) delete the third sentence.

         Section 3.6 (Absence of Certain Changes and Events)), which is also modified to (a) delete the phrase "Subject to any claims Buyer and/or its members, managers, officers, employees or other affiliates (including relatives of any such persons, if individuals) may have in and to any of the Interests," and (b) to replace it with the phrase "To Buyer's Knowledge,".

         Section 3.9 (Brokers or Finders), which is modified to read as follows:
         "Neither Buyer nor any of its agents (excluding the Sellers), including without limitation Buyer's managers, members, officers and employees, has incurred any obligation or liability on their own behalf or on behalf of the Companies or the Sellers, contingent or otherwise, for any brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement."








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